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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion and incorporation by reference in this registration statement filed on Form S-4, of our report dated March 7, 1994 on our audit of the financial statements of Advanced MobileComm of Nevada, Inc., Advanced MobileComm of Southern California, Inc. and Advanced MobileComm of Colorado, Inc. (collectively, Advanced MobileComm West). We also consent to the reference of our firm under the caption "Experts."

                                          Coopers & Lybrand, L.L.P.

Boston, Massachusetts
June 20, 1995